Exhibit 99.1

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS AND U.S. CELLULAR SHARES TO LIST ON NEW YORK STOCK EXCHANGE

CHICAGO – Sept. 3, 2008 – Telephone and Data Systems, Inc. [AMEX:TDS, TDS.S] and United States Cellular Corporation [AMEX:USM] today announced that both companies intend to switch their publicly traded shares to the New York Stock Exchange (NYSE) from the American Stock Exchange (AMEX). The companies anticipate that their shares will begin trading on the NYSE, and cease trading on the AMEX, on Sept. 15, 2008. TDS Common Shares will continue to trade as “TDS”; TDS Special Common Shares will continue to trade as “TDS.S”; and U.S. Cellular Common Shares will continue to trade as “USM”.

“Listing on the New York Stock Exchange is a significant milestone for our companies,” said TDS President and CEO and U.S. Cellular Chairman LeRoy T. Carlson, Jr. “We believe that this transition will enable us to better serve our investors, and will provide increased visibility for our stocks. The NYSE has made significant investments in technology, which we believe will provide the best possible liquidity and the highest-quality market for our stocks.”

“I want to thank the American Stock Exchange for supporting both TDS and U.S. Cellular since their initial public offerings,” added Carlson. “The AMEX has been a tremendous partner to our companies for many years, as TDS and U.S. Cellular have grown into multi-billion dollar enterprises.”

“We look forward to welcoming Telephone and Data Systems and U.S. Cellular to our family of listed companies and to providing both companies and their respective shareholders with the superior market quality and brand visibility associated with listing on NYSE Euronext markets,” said NYSE Euronext Group Executive Vice President and Head of Global Listings, Catherine R. Kinney.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to nearly 7.4 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,400 people as of June 30, 2008. For more information about TDS, visit www.teldta.com.

About U.S. Cellular

United States Cellular Corporation, the nation’s sixth-largest, full-service wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to nearly 6.2 million customers in 26 states. The Chicago-based company employed 9,000 associates as of June 30, 2008. For more information about U.S. Cellular, visit www.uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of U.S. Cellular to successfully manage and grow the operations of more recently launched markets; changes in the overall economy, competition, the access to and pricing of unbundled network elements, the state and federal telecommunications regulatory environment, and the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; risks and uncertainties relating to restatements and possible future restatements; ability to remediate the material weakness; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.